Exhibit 99(g)(3)

AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, dated as of January 27th, 2022 (the "Amendment"), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (the "Custodian") and OHIO NATIONAL FUND, INC., on its own behalf and on behalf of each series of the Fund identified on Appendix A hereto (the "Fund").

WHEREAS, the Custodian and the Fund entered into a Custodian Agreement dated as of May 2, 2016 (the "Agreement"); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

2.	The Fund and the Custodian hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

OHIO NATIONAL FUND, INC., ON ITS OWN BEHALF
AND OF ITS SERIES SET FORTH ON APPENDIX A HERETO

By:	/s/ Todd Brockman
Name:	Todd Brockman
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Brock M. Hill
Name:	Brock Hill
Title:	Senior Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Ohio National Fund, Inc.

ON AB Mid Cap Core Portfolio

ON AB Relative Value Portfolio

ON AB Small Cap Portfolio

ON Balanced Model Portfolio

ON Bond Portfolio

ON BlackRock Advantage International Equity Portfolio

ON BlackRock Advantage Large Cap Core Portfolio

ON BlackRock Advantage Large Cap Growth Portfolio

ON BlackRock Advantage Large Cap Value Portfolio

ON BlackRock Advantage Small Cap Growth Portfolio

ON BlackRock Balanced Allocation Portfolio

ON Federated Core Plus Bond Portfolio

ON Federated High Income Bond Portfolio

ON Growth Model Portfolio

ON iShares Managed Risk Balanced Portfolio

ON Janus Henderson Forty Portfolio

ON Janus Henderson U.S. Low Volatility Portfolio

ON Moderately Conservative Model Portfolio

ON Moderate Growth Model Portfolio

ON Nasdaq-100® Index Portfolio

ON Risk Managed Balanced Portfolio

ON S&P 500® Index Portfolio

ON S&P MidCap 400® Index Portfolio